CONSENT OF INDEPENDENT AUDITORS



   We consent to the reference to our firm, under the caption "Financial Statements and Experts," and to the incorporation by reference of our report dated February 9, 1996 in this Registration Statement (Form N-14
No. 333-11319) of Harding, Loevner Funds, Inc. In addition, we consent to the reference to our firm under the captions "Independent Auditors" and "Financial Statements" in the Statement of Additional Information in Registration Statement (Form N-1A No. 33-66840, Post Effective Amendment
No. 8) of AMT Capital Fund, Inc. which is incorporated by reference in this Registration Statement.

                                          by: /s/ Ernst & Young LLP
                                                  Ernst & Young LLP

New York, New York
October 1, 1996